SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                             TUTOGEN MEDICAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                     None.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:



________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                              TUTOGEN MEDICAL, INC.
                            1719 Route 10, Suite 314
                          Parsippany, New Jersey 07054




                                                                  March 15, 1999


Dear Shareholder:

     On behalf of the Board of Directors, I cordially invite you to attend the 1999 Annual Meeting of the Shareholders of Tutogen Medical, Inc. (the "Company"), formerly Biodynamics International, Inc., which will be held at The University Club, One West 54th Street, New York, New York 10019, on April 8, 1999, at 9:00 am., local time.

     At the Annual Meeting, you will be asked (i) to elect seven (7) directors as members of the Board of Directors of the Company, (ii) to ratify the appointment of Deloitte and Touche, L.L.P. as the Company's independent auditors for the fiscal year ending September 30, 1999, and, (iii) to transact such other business as may properly come before the meeting or any adjournment thereof. On the following pages you will find the Notice of the Annual Meeting of Shareholders, and the Proxy Statement providing information concerning the matters to be acted upon at the meeting. Of course, the Board of Directors will be present at the Annual Meeting to answer any questions you might have.

     YOUR VOTE IS IMPORTANT! The Company's Board of Directors would greatly appreciate your attendance at the Annual Meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date, and return the enclosed proxy card which will indicate your vote upon the various matters to be considered. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

     I sincerely hope you will be able to attend the Annual Meeting and I look forward to seeing you at the 1999 Annual Meeting of Shareholders.


                                                     Very truly yours,

                                                     /s/ Charles C. Dragone

                                                     Charles C. Dragone,
                                                     Chairman of the Board

                              TUTOGEN MEDICAL, INC.
                            1719 Route 10, Suite 314
                          Parsippany, New Jersey 07054




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held April 8,1999


TO THE SHAREHOLDERS OF TUTOGEN MEDICAL, INC.:

NOTICE IS HEREBY  G1VEN  that the 1999  Annual  Meeting of the  Shareholders  of
Tutogen Medical, Inc., formerly Biodynamics International, Inc., a Florida corporation (the "Company") will be held at The University Club, One West 54th Street, New York, New York 10019, on April 8, 1999, at 9:00 am., local time, to act on the following matters:

     1. To elect seven (7) directors as members of the Board of Directors of the Company to serve until the 2000 Annual Meeting of Shareholders and until their respective successors shall be duly elected and qualified;

     2. To ratify the appointment of Deloitte and Touche L.L.P. as the Company's independent auditors for the fiscal year ending September 30, 1999; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof

Only Shareholders of record at 5:00 p.m., Eastern Standard Time, on February 8, 1999, are entitled to receive notice of, and to vote at, the Annual Meeting. Each shareholder, even though he or she may presently intend to attend the Annual Meeting, is requested to sign and date the enclosed proxy card and to return it without delay in the enclosed postage-paid envelope. Any shareholder present at the Annual Meeting may withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting.


                                         By Order of the Board of Directors

                                        /s/ Charles C. Dragone

                                        Charles C. Dragone,
                                        Chairman of the Board

Parsippany, New Jersey
March 15, 1999

                              TUTOGEN MEDICAL, INC.
                            1719 Route 10, Suite 314
                          Parsippany, New Jersey 07054


                                 PROXY STATEMENT

                       1999 ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 8, 1999

                               GENERAL INFORMATION

     This Proxy Statement is being furnished to the holders ("Shareholders") of the common shares, par value $.01 per share ("Common Shares"), of Tutogen Medical, Inc., formerly Biodynamics International, Inc., a Florida corporation (the "Company") in connection with the solicitation, by the Company's Board of Directors, of proxies for use at the 1999 Annual Meeting of Shareholders to be held on April 8, 1999 at 9:00 a.m. (the "Annual Meeting") and at any adjournment thereof. The Annual Meeting will be held at The University Club, One West 54th Street, New York, New York 10019.

     At the Annual Meeting, Shareholders will be asked to consider and vote on the election of seven (7) directors as members of the Board of Directors of the Company and to ratify the appointment of Deloitte and Touche, L.L.P. as the Company's auditors for the fiscal year ending September 30, 1999. All properly executed proxies received prior to or at the Annual Meeting will be voted in accordance with the instructions indicated thereon, if any. If no instructions are indicated, such proxies will be voted FOR the election of the Board of Directors' nominees for directors, and FOR the ratification of Deloitte and Touche L.L.P. as the Company's auditors.

     The Board of Directors has fixed 5:00 p.m., Eastern Standard Time, on February 8,1999 as the record date (the "Record Date") for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On March 1, 1999, there were approximately 10,658,214 issued and outstanding Common Shares of the Company, constituting the only class of stock outstanding. The presence of a majority of the outstanding Common Shares as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.

     Any Shareholder may revoke his or her proxy, at any time before it is exercised, by (i) duly executing and submitting a subsequently dated proxy, (ii) delivering a subsequently dated written notice of revocation to the Company, which notice is received at or before the Annual Meeting, or (iii) voting in person at the Annual Meeting (although, mere attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive offices, located at the address set forth above.

     This Proxy Statement and the enclosed proxy card are first being sent to Shareholders, together with the Notice of Annual Meeting, on or about March 17, 1999. Shareholders are requested to complete, date, and sign the accompanying form of proxy and return it promptly in the envelope provided with these materials. No postage is necessary if the proxy is mailed in the United States in the accompanying envelope.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

     In accordance with the Company's Bylaws, the Board of Directors has fixed the number of directors of the Company ("Directors") to be elected at the Annual Meeting at seven (7). The Company currently has six Directors, each of whose term of office will expire at the Annual Meeting. The Board of Directors has unanimously nominated seven (7) persons (each, a "Nominee"), six of whom are the current Directors, to stand for election at the Annual Meeting. Each Nominee has agreed to election as a Director, to hold office until the 2000 Annual Meeting of Shareholders and until his successor has been duly elected and qualified.

     It is intended that the proxies received from Shareholders, unless contrary instructions are given therein, will be voted in favor of the election of the Nominees, named below, each of whom has consented to being named herein and have indicated their intention to serve if elected. If any Nominee, for any reason, should become unavailable for election, or if a vacancy should occur before the election, it is intended that the shares represented by the proxies will be voted for such other person as the Company's Board of Directors shall designate to replace such Nominee. The Board of Directors has no reason to believe that any of the Nominees will not be available or prove unable to serve if so elected.

Nominees for Director

     The following table sets forth the names and ages of each person nominated for election as a Director of the Company, the positions and offices that each Nominee has held with the Company, and the period during which each has served in such positions and offices. Each Director serves for a term of one year and until his successor is duly elected and qualified.

                                TABLE OF NOMINEES

       Name of Nominee             Age                    Positions/Offices                 Period Served in Office/Position
       ---------------             ---                    -----------------                 --------------------------------
G. Russell Cleveland                60                                  Director        1997 - present

Charles C. Dragone                  61                     Chairman of the Board        1996 - present
                                                                        Director        1992 - present
                                                         Chief Executive Officer        April 1995 - March 1996
                                                         Chief Financial Officer        October 1992 - September 1994

Manfred Kruger                      52                   Chief Operating Officer        1999 - Present
                                                Managing Director, International        June 1997 - 1999
                                                                      Operations

Karl H. Meister                     63                                  Director        1996 - present
                                                         Chief Executive Officer        1996 - present
                                                                       President        1996 - present

J. Harold Helderman                 54                                  Director        1997 - present

Thomas W. Pauken                    55                                  Director        January 1999-present

Elroy G. Roelke                     67                                  Director        1995 - present
                                                                Acting Secretary        January 1998-March 1998

Set forth below is a description of the business experience during the past five
(5) years or more, and other biographical information, for the Nominees seeking election to the Board of Directors.

     G. Russell Cleveland is the principal founder and the majority shareholder of Renaissance Capital Group, Inc. ("Renaissance"). Renaissance specializes in providing capital to growing emerging publicly owned companies. He is a Chartered Financial Analyst with over 30 years experience in financial planning and analysis. He has served as President of the Dallas Association of Investment Analysts. For over 10 years he was a contributing editor of Texas Business
Magazine. Mr. Cleveland currently serves as the Managing General Partner of Renaissance Capital Partners, Ltd., Renaissance Capital Growth & Income Fund III, Inc. (NASDAQ), and Renaissance U.S. Growth & Income Trust PLC, which is traded on the London exchange. Mr. Cleveland also currently serves as director of Global Environmental Corp. and Biopharmaceutics, Inc.

     Charles C. Dragone has served as the Company's Chairman of the Board and has served at various times during the past six years as the Company's Chief Executive Officer, and as its Chief Financial Officer. Mr. Dragone was formerly a director of KiMed Corporation, a medical products and services company (1992 to 1997). He was also a Partner of Financial Associates, a Sarasota, Florida consulting firm specializing in corporate finance (1986 to 1992), a private consultant in corporate finance matters (1982 to 1986), and a Vice President, Chief Financial Officer and director of K-Tron International, a manufacturer of process control equipment used by the chemical, pharmaceutical, plastics and food industries (1965 - 1981).

     J. Harold Helderman, MD is a Professor of Medicine, Microbiology and Immunology at Vanderbilt University, Nashville, Tennessee, and is the Medical Director of the Vanderbilt Transplant Center. Dr. Helderman received his MD from the State University of New York, Downstate Medical Center in 1971, Summa Cum Laude. In addition to book and monograph writings, he has authored more than 125 publications in his field of transplant medicine. Dr. Helderman is the immediate past President of the American Society of Transplant Physicians.

     Manfred Kruger is the Executive Vice President and Chief Operating Officer and the Company's Managing Director for International Operations. Prior to joining the Company in June 1997, Mr. Kruger was Executive Vice President of Fresenius Critical Care International, a division of Fresenius Medical Care, AG. The division was founded in 1991 under his leadership and grew into a substantial business with an average annual growth of about 40%. Prior to Fresenius, Mr. Kruger held management positions with Squibb Medical Systems and American Hospital Supply.

     Karl H. Meister has more than 30 years international and U.S. management experience in the pharmaceutical and medical device industries. Before being appointed President and Chief Executive Officer of the Company in March 1996, Mr. Meister was President and Chief Executive Officer of Carrington Laboratories, Inc., a pharmaceutical company (1990-1995). He also held executive management positions with Schering-Plough Corporation (1976-1988), and Pfizer, Inc. (1965-1976). Mr. Meister received a B.A. Magna Cum Laude from Georgetown University and an M.B.A. from the University of Chicago.

     Thomas W. Pauken is an attorney and mediator. He currently serves as the Trustee for Renaissance Capital Partners II, Ltd. For six years, Mr. Pauken served as Vice President and Corporate Counsel of Garvon, Inc., a Dallas-based venture capital company. From 1981 to 1985, Mr. Pauken served as Director of ACTION, an independent federal agency. He also served on the White House legal Counsel's staff during the Reagan Administration. Mr. Pauken's military service included a tour of duty in Vietnam as a Military Intelligence Officer. Mr. Pauken received a B.A. from Georgetown University and J.D. degree from Southern Methodist University Law School.

     Elroy G. Roelke is a practicing attorney and, for more than forty (40) years, has specialized in corporate finance and business law. In addition, since 1985, he served as Chairman of Knollwood Mercantile Company, a family-owned retail liquor and convenience store business. In March 1989, Mr. Roelke joined Renaissance Capital Group, Inc. and served as Vice President, General Counsel and director until he retired in December 1996. Mr. Roelke currently serves as a Director of Earth Care Company, a prior Renaissance Capital investment, engaged in non-hazardous liquid waste disposal. In addition, Mr. Roelke serves as a director of several privately held companies that retain his service for corporate legal services. Mr. Roelke received B.A. and J.D. degrees from Valparaiso University.

Director Meetings and Committees

     During the fiscal year ended September 30, 1998 ("Fiscal Year 1997"), the Board of Directors of the Company held a total of four (4) regular and four (4) telephonic meetings. Each of the Directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which the Director served. The committees of the Board of Directors consist of a standing Audit Committee and a Compensation and Stock Option Committee.

     The Audit Committee of the Board of Directors met one (1) time in Fiscal Year 1998. The Audit Committee is responsible for recommending to the Board of Directors the engagement or discharge of the independent public accountants, meeting with the independent public accountants to review the plans and results of the audit engagement, approving the services to be performed by the independent public accountants, considering the range of the audit and non-audit fees, reviewing the adequacy of the Company's system of internal accounting, reviewing the scope and results of the Company's internal audit procedures. The Audit Committee is comprised of Charles C. Dragone and Elroy G. Roelke.

     The Compensation and Stock Option Committee administers the Company's 1996 Stock Option Plan and its 1996 Management Compensation Plan. The committee makes recommendations to the Board of Directors with respect to the Company's compensation policies and the compensation of executive officers. The Compensation and Stock Option Committee is comprised of G. Russell Cleveland and Dr. J. Harold Helderman. All compensation matters were addressed by the full Board of Directors in Fiscal 1998.

Compensation of Directors

     The Company's outside Directors receive a $2,000 annual retainer, $1,000 per meeting for attendance at Board meetings, $250 per telephonic meeting, plus reimbursement of out-of-pocket expenses. Beginning January 1998, the Chairman of the Board receives $1,000 per month for his services as Chairman. Additionally, the Company's Directors are eligible to participate in the Company's 1996 Stock Option Plan, which plan is summarized elsewhere in this Proxy Statement under "Compensation of Executive Officers - Stock Option Plan".


                    The Board of Directors recommends a vote
                       FOR the election of all 7 Nominees.
                             ----------------------

                                   PROPOSAL II

                    APPROVAL AND RATIFICATION OF APPOINTMENT
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of Deloitte and Touche L.L.P., independent public accountants, to be the Company's auditors for the fiscal year ending September 30, 1999, and recommends that Shareholders vote to ratify that appointment. Although submission of this matter to Shareholders is not required by law, in the event of a negative vote, the Board of Directors will reconsider its selection. Ratification of the appointment will require that, at a meeting where a quorum is present, the votes cast in favor of the ratification exceed those votes cast opposing ratification. Deloitte and Touche L.L.P. is expected to have a representative at the Annual Meeting who will be available to respond to appropriate questions from Shareholders attending the meeting.


     The Board of Directors recommends a vote FOR this proposal.

                              ---------------------


                               EXECUTIVE OFFICERS

     The executive officers of the Company ("Officers"), their ages, and positions with the Company are set forth below:

      Name             Age                 Position with Company
      ----             ---                 ---------------------
Karl H. Meister         63     President and Chief Executive Officer
Manfred Kruger          52     Executive Vice President, Chief Operating Officer
George Lombardi         55     Chief Financial Officer, Treasurer and Secretary

     Pursuant to the Company's Bylaws, Officers are appointed annually by the Board of Directors, at its annual meeting, to hold such office until an Officer's successor shall have been duly appointed and qualified, unless an Officer sooner dies, resigns or is removed by the Board. In 1996, the Company entered into an employment agreement with Karl H. Meister to serve as the Company's President and Chief Executive Officer for a term of three (3) years. Mr. Meister is also a nominee for election as Director at the Annual Meeting. Messrs. Meister and Kruger's business experience and other biographical information are summarized in the forepart of this Proxy Statement under the caption "Proposal I - Election of Directors." Mr. Lombardi's biographical information is summarized below.

     George Lombardi is the Company's Chief Financial Officer, Treasurer and Secretary. He joined the Company in March 1998. Mr. Lombardi was the Vice President, Chief Financial Officer of Sheffield Pharmaceuticals, Inc., a publicly held (AMEX) development stage pharmaceutical/biotech Company. Before that, he was the CFO and Director of Fidelity Medical, Inc. and a Senior Financial Executive for the New Jersey and New England Operations of National Health Laboratories, Inc. Prior to this, Mr. Lombardi held Senior Financial positions at the Boehringer Ingelheim Pharmaceutical Company and the Revlon Healthcare Group in New York. Mr. Lombardi is a CPA certified in the state of New Jersey and has a degree in accounting from Fairleigh Dickinson University.

                       COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

     The following summary compensation table sets forth the cash and non-cash compensation paid to or accrued for the past two fiscal years for the Company's Chief Executive Officer, Karl H. Meister, who commenced employment with the Company on March 1, 1996 and Manfred Kruger, Executive Vice President, Chief Operating Officer, who was elected as an officer of the Company on March 30, 1998. There are no other Officers or individuals whose compensation exceeded $100,000 for the Fiscal Year 1998.

                           SUMMARY COMPENSATION TABLE

                                                                       Long-Term Compensation
                                                                 ----------------------------------
                                       Annual Compensation                Awards            Payouts
                                -------------------------------- ------------------------   -------
                                                                               Securities
                                                       Other      Restricted   Underlying
                                                       Annual       Stock       Options/     LTIP        All Other
Name And Principal   Fiscal     Salary     Bonus    Compensation   Award(s)       SARs      Payouts    Compensation
     Position         Year       ($)        ($)         ($)          ($)          (#)         ($)           ($)
------------------   ------     ------     -----    ------------  ----------   -----------  -------    ------------
  Karl H. Meister     1998     160,000     14,000        0            0         108,974        0            0
   President and      1997     160,000       0           0            0         360,000        0            0
  Chief Executive     1996      93,333       0           0            0         750,000        0            0
      Officer

  Manfred Kruger      1998     134,691       0           0            0          32,485        0          24,900
  Executive Vice      1997      39,106       0           0            0         200,000        0           1,579
    President


(1) Includes 360,000 options and 200,000 options in a repricing transaction during November 1997 for Mr. Meister and Mr. Kruger, respectively. See "Stock Option Grants in Fiscal year 1998".

Employment Agreements

     The Company entered into an employment agreement with Karl H. Meister, its President and Chief Executive Officer. Pursuant to that agreement, the term of Mr. Meister's employment with the Company commenced on March 1, 1996 and shall terminate on February 28, 2000, subject to automatic extensions for additional one-year periods, unless the Company or Mr. Meister delivers a written notice of his or its election to terminate, or the Company terminates his employment for cause. Mr. Meister's annual base salary is currently $175,000 per year. In addition, the employment agreement provides for: (i) an annual cash bonus in an amount approximately equal to 35% of his annual base salary, subject to the satisfaction of reasonable performance goals, and (ii) five-year, non-qualified, stock options for 75,000 Common Shares, granted annually under the 1996 Plan (each, an "Annual Stock Options") and (iii) a five-year special stock option for 750,000 shares of Common Stock, at an exercise price of $0.85 per share, 40% vested upon grant, 30% vested in twelve (12) months, and 30% vested in twenty-four (24) months (the "Special Stock Option"). All options granted to Mr. Meister pursuant to his employment contract were subject to the one-for-ten Reverse Split, and were subsequently repriced. See "Repriced Options" below.

     The Company has an employment agreement with Manfred Kruger, its Executive Vice President and Chief Operating Officer. Pursuant to that agreement, the term of Mr. Kruger's employment with the Company commenced on June 16, 1997. The agreement is for an indefinite period and shall terminate upon written notice by the Company, notice of his election to terminate, or the Company terminates his employment for cause. Minimum notice of termination by the Company, except for cause, is one year from the end of a calendar quarter. Mr. Kruger's annual base salary is currently 260,000 DM or approximately $155,000. In addition, the employment agreement provides for: (I) an annual bonus in an amount equal to 30% of his annual base salary, subject to the satisfaction of reasonable performance goals, and (ii) ten-year, qualified stock options for 200,000 shares of Common Stock.

     The Company has an employment agreement with George Lombardi, its Chief Financial Officer, Treasurer and Secretary. Pursuant to that agreement, the term of Mr. Lombardi's employment with the Company commenced on March 30, 1998 and shall terminate on March 30, 2000, subject to automatic extensions for additional one-year periods, unless the Company or Mr. Lombardi delivers a written notice of his or its election to terminate, or the Company terminates his employment for cause. Mr. Lombardi's annual base salary is currently $132,500. In addition, the employment agreement provides for: (I) an annual bonus in an amount equal to 25% of his annual base salary, subject to the satisfaction of reasonable performance goals and (ii) ten-year, qualified stock options for 100,000 shares of Common Stock.

1996 Management Compensation Plan

     The Company maintains a 1996 Management Compensation Plan (the "Compensation Plan") pursuant to which Common Shares may be awarded to management employees. The purpose of the Compensation Plan is to reward management employees for superior results obtained by the Company and by such employees individually. The Company wishes in the future to utilize the Compensation Plan to attract and retain superior executive talent and to obtain a commitment to the long-term success of the Company. The following is a summary of the provisions of the Compensation Plan. This summary is qualified in its entirety by reference to the Compensation Plan, a copy of which may be obtained from the Company.

     The Compensation Plan authorizes the granting of incentive compensation to management employees of the Company and its subsidiaries in the form of bonuses, payable 50% in cash and 50% in Common Stock based on the fair market value of the stock on the date of certification of the payment thereof (each such payment, a "Bonus").

     The Compensation and Stock Option Committee is responsible for the administration of the Compensation Plan. The Compensation and Stock Option Committee has full authority to interpret the Compensation Plan, to establish rules and regulations relating to the operation of the Compensation Plan, to determine the management employees eligible to receive Bonuses thereunder, to set Bonus criteria, to determine whether and to what extent the Bonus criteria or other results have been met, and to make all other determinations and take all other actions as the Compensation and Stock Option Committee deems necessary, advisable or appropriate for the proper administration of the Compensation Plan.

     The criteria for incentive compensation under the Compensation Plan consists of two parts: corporate results and individual results. Corporate results means exceeding budgeted sales and profits and meeting certain annual Bonus criteria. Individual results are measured by whether an employee achieves certain goals set for his or her position. The amount of potential Bonus for an employee consists of a target Bonus multiplied by a performance component. The target Bonus is determined as a percentage of salary and ranges from 20% to 35% depending on the individual's position. The performance component is a percentage rate measuring results achieved in comparison to the Company's annual operating budget. The performance component can be adjusted upward or downward based on individual performance, upon approval by the Compensation and Stock Option Committee.

     In the event the Company effects a split of the outstanding shares of Common Stock or a dividend payable in Common Stock, or in the event the outstanding Common Stock is combined into a smaller number of shares, the maximum number of shares that may be issued under the Compensation Plan will be decreased or increased proportionately. The effect of the Reverse Split was to automatically reduce the number of shares subject to the Compensation Plan to 50,000. At the November 10, 1997 Special Meeting of Shareholders, the Shareholders approved an amendment to the Compensation Plan to increase the number of shares subject to the Compensation Plan as a result of the Reverse Split from 50,000 to 500,000. Except for such increase in the number of shares, the Compensation Plan remained unchanged. The Compensation Plan currently reserves 500,000 shares of Common Stock for issuance thereunder and there are no shares outstanding under the Compensation Plan. The Compensation Plan shall terminate on February 27, 2001.

Stock Option Plan

     The Company utilizes its 1992 Stock Option Plan (the "1992 Plan") and its 1996 Incentive and Non-Statutory Stock Option Plan (the "1996 Plan"), and wishes in the future to continue to utilize the 1996 Plan to attract, maintain and develop management by encouraging ownership of the Company's Common Stock by Directors, Officers and other key employees. The following is a summary of the provisions of the 1996 Plan. This summary is qualified in its entirety by reference to the 1996 Plan, a copy of which may be obtained from the Company.

     The 1996 Plan authorizes the granting of both incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986 ("ISO's"), and non-statutory stock options ("NSSO's") to purchase Common Stock. All employees of the Company and its affiliates are eligible to participate in the 1996 Plan. The 1996 Plan also authorizes the granting of NSSO's to non-employee Directors and consultants of the Company. Pursuant to the 1996 Plan, an option to purchase 10,000 Common Shares shall be granted automatically to each outside Director who is newly elected to the Board. In addition, an option to purchase 2,500 Common Shares shall be granted automatically, on the date of each annual meeting of Shareholders, to each outside Director who has served in that capacity for the past six months and continues to serve following such meeting. Any outside Director may decline to accept any option granted to him under the 1996 Plan.

     The Board of Directors or the Compensation and Stock Option Committee of the Board of Directors is responsible for the administration of the 1996 Plan and determines the employees to be granted options, the period during which each option will be exercisable, exercise price, the number of Common Shares covered by each option, and whether an option will be a non-qualified or an incentive stock option. The exercise price, however, for the purchase of shares subject to such an option cannot be less than 100% of the fair market value of the Common Shares on the date the option is granted. The Stock Option Committee has no authority to administer or interpret the provisions of the 1996 Plan relating to the grant of options to outside Directors. The current members of the Compensation and Stock Option committee are G. Russell Cleveland and Dr. J. Harold Helderman.

     No option granted pursuant to the 1996 Plan is transferable otherwise than by will or the laws of descent and distribution. The term of each option granted to an employee under the 1996 Plan is determined by the Board of Directors or the Compensation and Stock Option Committee, but in no event may such term exceed ten (10) years from the date of grant. Each option granted to an outside Director under the 1996 Plan shall be exercisable in whole or in part during the four (4)-year period commencing on the date of the grant of such option. Any option granted to an outside Director shall remain effective during its entire term, regardless of whether such Director continues to serve as a Director. The purchase price per Common Share, under each option granted to a Director, will be the fair market value of the Share on the date of grant.

     The vesting period for options granted under the 1996 Plan is set forth in an option agreement entered into with the optionee. Options granted to an optionee terminate three years after retirement. In the event of death or disability, all vested options expire one year from the date of death or termination of employment due to disability. Upon the occurrence of a "change in control" of the Company, the maturity of all options then outstanding under the 1996 Plan will be accelerated automatically, so that all such options will become exercisable in full with respect to all shares that have not been previously exercised or become exercisable. A "change in control" includes certain mergers, consolidation, reorganization, sales of assets, or a dissolution of the Company.

     In the event that the Company effects a split of the outstanding shares of Common Stock or a dividend payable in Common Stock or the outstanding Common Stock is combined into a smaller number of shares, the maximum number of shares subject to outstanding options and the purchase price per share of such options will be increased or decreased proportionately. The effect of the Reverse Split was to reduce the number of shares subject to the 1996 Plan from 2,000,000 shares to 200,000 shares. At the Special Meeting of Shareholders on November 10, 1997, the Shareholders approved an amendment to the 1996 Plan to increase the number of shares of Common Stock subject to the 1996 Plan from 200,000 shares after the Reverse Split, to 2,000,000 shares. Except for such amendment, the 1996 Plan remained unchanged. The 1996 Plan presently reserves 2,000,000 shares of the Company's Common Stock for issuance thereunder. As of September 30, 1998, options have been issued for 994,500 shares and 1,005,500 shares remain available under the 1996 Plan. Unless sooner terminated, the 1996 Plan will expire on February 27, 2006.

Stock Option Grants - Repriced Options

     On November 10, 1997, the Company canceled all of the outstanding stock options previously issued under its stock option plans (the "Old Options") to current employees and directors and replaced them with new options (the "New Options") to remedy the negative effect of the Reverse Split on the exercise prices of Old Options which had ranged from $0.44 per share to $1.10 per share before the Reverse Split and $4.38 per share to $11.00 per share after the Reverse Split. Generally, New Options were issued for a new number of shares of Common Stock, representing 40% of the former number of shares into which the Old Options were exercisable before the Reverse Split. The exercise price of the New Options is equivalent to the market price of the Common Stock on the date of the grant of the New Options, $1.57.

Option Grants in Fiscal Year 1998

     The following table sets forth certain information regarding stock options, including replacement options, granted to Karl H. Meister, President and Chief Executive Officer, and Mr. Kruger, Executive Vice President and Chief Operating Officer during fiscal year 1998.

                           Number of Securities
                                Underlying              Percent of Total        Exercise or
                           Options/SARs Granted     Options/SARs Granted To      Base Price         Expiration
          Name                      (#)                   Employees               ($/Sh)              Date
-------------------       ---------------------     -----------------------     ------------   ---------------------
                                    300,000 (1)              28.3%                 $1.57       November 9, 2002
Karl H. Meister                      60,000 (2)               5.7%                 $1.57       November 9, 2002
President and Chief                  50,000                   4.7%                 $2.22       March 30, 2000
Executive Officer                    50,000                   4.7%                 $2.22       March 30, 2003
-------------------       ---------------------     -----------------------     ------------   ---------------------
Manfred Kruger                      200,000 (3)              18.9%                 $1.57       November 9, 2007
                                     25,000                   2.4%                 $2.22       March 30, 2008

(1) Represents a replacement grant for Mr. Meister's Old Option (Special Stock Option) to purchase 750,000 shares of Common Stock at $0.85 per share. Pursuant to the provisions of Mr. Meister's employment agreement and the terms and conditions of the Non-Statutory Stock Option Agreement dated November 10, 1997, the Company granted Mr. Meister a Non-Statutory Stock Option to purchase 300,000 shares of Common Stock for $1.57 per share, which New Option shall vest as follows: (I) November 10, 1997 - 120,000 shares, (ii) November 10, 1998 - 90,000 shares, and November 10, 1999 - 90,000 shares.

(2) Represents replacement grant for Mr. Meister's Old Options (Annual Stock Options) to purchase, in the aggregate, 150,000 shares of Common Stock. Pursuant to the provisions of Mr. Meister's employment agreement, the 1996 Plan and the terms and conditions of the Non-Statutory Stock Option Agreement dated November 10, 1997, the Company granted Mr. Meister a Non-Statutory Stock Option to purchase 60,000 shares of Common Stock for $1.57 per share. The New Option was fully vested as of the date of grant.

(3) Represents replacement grant for Mr. Kruger's Old Options (500,000) to purchase in the aggregate, 200,000 shares of Common Stock. Pursuant to the provisions of Mr. Kruger's employment agreement, the 1996 Plan, and the terms and conditions of the Incentive Stock Option Agreement dated November 10, 1997, the Company granted Mr. Kruger an Incentive Stock Option to purchase 200,000 shares of Common Stock for $1.57 per share of which ISO's 50,000 shares are vested as of the date of grant.

401(k) Plan

     The Board of Directors of the Company approved a tax-deferred investment plan (the "401(k) Plan") effective in 1991. All full-time employees of the Company may elect to participate in the 401(k) Plan, once he or she has completed six (6) months of service to the Company. Under the 401(k) Plan, a participating employee is given an opportunity to make an elective contribution under a salary deferral savings arrangement of up to a maximum of 15% of the participant's pre-tax compensation, up to a maximum of $10,000 per year. In addition, the Company makes a separate matching contribution, in an amount equal to 50% of the amount contributed by the employee, up to a maximum dollar amount equal to 6% of the employee's annualized compensation in that year. An employee of the Company may elect to retire after attaining age 65, or after age 55 and the completion of five (5) years of service, if earlier. At that time, the total amount contributed, plus any accumulated earnings, will be used to provide a lump sum payment to any retiring participant in the 401(k) Plan. Participants terminating employment prior to normal retirement date will be fully vested in their own elective contribution. Funds accumulated from the Company's matching contributions will vest over a six year period. During Fiscal 1998, Mr. Meister participated in the 401(k) Plan at 6% of his salary.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     To overcome financial difficulties experienced by the Company in Fiscal Year 1997, the Board of Directors initiated a significant restructuring of the Company's capitalization. In particular, the Company sought the cooperation of its institutional investors to provide immediate capital, and to convert their ownership of the Company's preferred stock and debt into equity. On August 29, 1997, the Company reached such an agreement (the "Recapitalization Agreement") with several of its institutional investors, including Renaissance Capital Partners Ltd., II ("Renaissance"). G. Russell Cleveland, a Director of the Company, is the President and majority shareholder of Renaissance Capital Group, Inc. ("Renaissance Group"), which is the registered investment advisor of Renaissance. On October 1, 1998, Renaissance Group withdrew as the managing general partner of Renaissance and Renaissance appointed Mr. Pauken Liquidation Trustee of Renaissance. Mr. Pauken assumed all of the responsibilities and authority of the managing general partner of Renaissance.

     Pursuant to the Recapitalization Agreement, institutional investors holding a majority of the Company's Series C Preferred Stock (the "Series C Stock") agreed to take certain actions to effect a conversion of the Series C Stock into Common Shares. In that conversion, Renaissance received 547,560 Common Shares, and a warrant to purchase approximately 547,560 additional Common Shares for $1,368,900 (the "Series C Warrant").

     Renaissance loaned the Company additional funds, for working capital purposes, which, together with a June 1997 loan to the Company from Renaissance, totaled approximately $2,035,928 in principal and interest as of September 16, 1997, bore interest at the rate of 12% per annum, and matured on December 31, 1997 (the "Bridge Loan"). On November 11, 1997, the Bridge Loan was replaced with (i) a Convertible Debenture Loan Agreement between the Company and
Renaissance (the "Loan Agreement"), (ii) a 9% Convertible Debenture (the "Debenture"), and a warrant to purchase Common Shares (the "Bridge Warrant"). Under the Loan Agreement, Renaissance reduced the interest rate of the former Bridge Loan to 9% per annum, and extended the maturity date to November 11, 2002 (the "Loan"). Overdue principal and interest however, will bear interest at a rate of 12% per annum. The Loan is convertible, at Renaissance's option, in whole or in part, into 4,413,231 Common Shares, at a conversion price of $0.4699688 per share (subject to certain adjustments and a maximum rate). In March 1998, Renaissance loaned the Company $500,000 and was issued a 9% Convertible Debenture (the "Debenture II"). Debenture II is convertible, at Renaissance's option, in whole or in part, into 370,370 Common Shares, at a conversion price of $1.35 per share (subject to certain adjustments and a maximum rate). The Company's obligations under the Loan Agreement and the Debentures are secured by all of the assets of the Company pursuant to amendments to the security agreements and a stock pledge agreement executed in connection with the former Bridge Loan. The Bridge Warrant is exercisable at $2,015,991, for the purchase of 806,397 Common Shares. In October 1998, Renaissance agreed to accept all interest payments accrued through September 30, 1998, in the amount of $189,370, on such Debentures, in the Common Stock of the Company, totaling 144,500 shares.

     In addition, in November 1998, Renaissance provided the Company with a $500,000 Loan commitment. In consideration for this Loan Commitment, 400,000 warrants were issued to Renaissance to purchase the Common Shares of the Company at an exercise price of $1.25 per share.

     On January 28, 1999, Renaissance converted its Convertible Debenture I and accrued interest and expenses (approximately $2,162,000) into 4,600,507 shares of the Company's common stock. In consideration of the agreement to convert, the Company issued to the investor 149,334 common shares as prepayment for one years interest on the Debenture and agreed to amend its outstanding Stock Purchase Warrants, totaling 1,353,957, by reducing the exercise price from $2.50 per share to $1.50 per share if such warrants are exercised prior to June 30, 2000, after which date such warrants shall revert to their initial terms.

     On January 29, 1999, Renaissance purchased 300,000 Units at $1.00 per Unit, each Unit consisting of one common share of the Company and one Common Stock Purchase Warrant, expiring March 31, 2000, at an exercise price of $1.50 per share.

     On February 1, 1999, Mr. Roelke, Director of the Company purchased 100,000 Units at $1.00 per Unit, each Unit consisting of one common share of the Company and one Common Stock Purchase Warrant, expiring March 31, 2000, at an exercise price of $1.50 per share.


                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares as of March 1, 1999, by (i) each person known to the Company to own beneficially more than 5% of its Common Shares, (ii) each Director and Officer of the Company, and (iii) all Directors and Officers as a group. As of March 1, 1999, there were approximately 10,658, 214 Common Shares issued and outstanding.

--------------------------------------------------------------------------------------------------
Name and Address of                                     Amount and Nature              Percentage
Beneficial Owner                                       of Beneficial Owner             of Class(3)
                                                             (1)(2)
--------------------------------------------------------------------------------------------------
Renaissance Capital Partners II, Ltd. (4)
    10751 Mapleridge Drive ............................     8,169,278                     62.44%
    Dallas, TX 75238

Kleinwort Benson European Mezzanine Fund, L.P. (5) ....     1,395,192                     12.71%
Westbourne
    The Grange
    St. Peter Port
    Guernsey, CI
    GY1 3BG



NatWest Ventures (Investments) Ltd. (6) ...............     1,918,409                     17.96%
    Fenchurch Exchange
    8 Fenchurch Place
    London, England
    EC3M4TE

--------------------------------------------------------------------------------------------------
Name and Address of                                     Amount and Nature              Percentage
Beneficial Owner                                       of Beneficial Owner             of Class(3)
                                                             (1)(2)
--------------------------------------------------------------------------------------------------
G. Russell Cleveland (7) ..............................          --                        --

Charles C. Dragone (8) ................................       155,339                      1.44%

Dr. J. Harold Helderman (9) ...........................        22,500                         *

Manfred Kruger (9) ....................................       128,735                      1.19%

George Lombardi (9) ...................................        60,064                         *

Karl H. Meister (10) ..................................       635,328                      5.68%

Thomas W. Pauken (11) .................................     8,169,278                     62.44%

Elroy G. Roelke (12) ..................................       243,000                      2.25%

All Directors and Officers as a group (8 persons) .....     9,414,244                     68.66%

*    Less than 1%

1. In accordance with Rule 13d-3 promulgated pursuant to the Exchange Act, a person is deemed to be the beneficial owner of the security for purposes of the rule if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within sixty days. As used herein, "voting power" is the power to vote or direct the voting of shares, and "dispositive power" is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.

2. Except as otherwise indicated by footnote, the persons named in the table have sole voting and investment power with respect to all of the Common Shares beneficially owned by them.

3. In calculating the percentage ownership for a given individual or group, the number of Common Stock outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days after November 30,1998 held by such individual or group.

4. Includes 2,424,327 shares of common stock which Renaissance Capital Partners II, Ltd. has the right to acquire within sixty (60) days. See notes 7 and 11.

5. Includes 322,035 shares of common stock issuable upon exercise of warrants exercisable within sixty (60) days.

6. Includes 21,615 shares of Common Stock issuable upon exercise of warrants exercisable within sixty (60) days.

7. Mr. Cleveland is the President and majority shareholder of Renaissance Capital Group, Inc., which is the registered investment advisor of Renaissance Capital Partners, II, Ltd. His business address is 8080 N. Central Expressway, Suite 210-LB 59, Dallas, TX 75206. See notes 4 and 11.

8. Includes 138,750 shares of Common Stock issuable upon exercise of options and warrants exercisable within sixty (60) days and 16,589 shares for which Mr. Dragone shares voting and investment power with his spouse.

9. All of the shares of Common Stock beneficially owned by Messrs. Helderman, Kruger and Lombardi are derivative securities issuable upon exercise of options exercisable within sixty (60) days.

10. Includes 496,354 shares of Common Stock issuable upon exercise of options and warrants exercisable within sixty (60) days.

11. Represents all of the shares of Common Stock beneficially owned by Renaissance Capital Partners II, Ltd. Mr. Pauken is the Liquidation Trustee of Renaissance Capital Partners II, Ltd., and his business address is 10751 Mapleridge Drive, Dallas, TX 75238. See notes 4 and 7.

12. Includes 143,000 shares of Common Stock issuable upon exercise of options and warrant within sixty (60) days.


Section 16(a) Beneficial Ownership Reporting Compliance

     The Company believes that the reporting requirements, under Section 16(a) of the Exchange Act, as amended, for all its executive officers, directors, and each person who is the beneficial owner of more than 10% of the common stock of a company were satisfied, except for Mr. Dragone and Dr. Helderman's inadvertent late filing of a Form 5 (Annual Statement of Changes in Beneficial Ownership), disclosing the receipt of options in 1998.

                                VOTING SECURITIES

     Under the Florida Business Corporation Act ("FBCA"), directors are elected by a plurality of the votes cast at a meeting in which a quorum is present. In connection with an election of directors, votes may be cast in favor of, or withheld from, each nominee. Votes withheld from a nominee will be counted in determining whether a quorum has been reached. However, since directors are elected by a plurality, votes withheld from a nominee or nominees will be excluded entirely and will not be counted as a vote cast in an election of directors.

     In connection with the proposals to ratify the Company's auditors, votes may be cast "For" or "Against" a proposal, or a Shareholder may "Abstain" from voting on the proposal or proposals. Under the FBCA, at a meeting where a quorum is present, all matters submitted to Shareholders (other than an election of directors) are approved if the votes cast in favor of the action exceeds the votes cast in opposition to the matter presented (unless the Articles of Incorporation or state law requires a greater number of votes). Accordingly, with respect to any proposal coming before the Annual Meeting, other than the election of Directors, all abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum, but since they are neither a vote cast in favor of, or a vote cast against, a proposed action, abstentions and broker non-votes will not be counted as a vote cast on any matter coming before the meeting. A broker non-vote generally occurs when a broker, who holds shares in street name for a customer, does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

     Each Common Share outstanding on the Record Date entitles the record holder thereof to cast one vote with respect to each matter to be voted upon.

                              SHAREHOLDER PROPOSALS

     Eligible Shareholders who wish to present proposals for action at the 2000 Annual Meeting of Shareholders should submit their proposals in writing to the President of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the President no later than October 29, 1999 for inclusion in next year's proxy statement and proxy card. A Shareholder is eligible to present proposals if, at the time he or she submits a proposal or proposals, the Shareholder owns at least 1% or $1,000 in market value of Common Shares and has held such shares for at least one year, and the Shareholder continues to own such shares through the date of the 2000 Annual Meeting.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-KBS, including the financial statements and schedules thereto (without exhibits), (the "1998 Annual Report"), accompanies this Proxy Statement and the Notice of Annual Meeting of Shareholders. The 1998 Annual Report is not part of the proxy solicitation materials.

                               SOLICITATION COSTS

     The Company will bear the costs of preparing, assembling and mailing the Proxy Statement, the proxy card, and the 1998 Annual Report in connection with the Annual Meeting. In addition to the use of the mail to solicit proxies for the Annual Meeting, certain employees of the Company may be utilized by the Company to solicit Shareholders' proxies by telephone, telegraph or in person. Such employees will not receive additional compensation for such services to the Company. Arrangements may be made with banks, brokerage houses, and other institutions, nominees, and fiduciaries, to forward the proxy materials to beneficial owners and to obtain authorization from beneficial owners for the execution of proxies. The Company will, upon request, reimburse those persons and entities for expenses incurred in forwarding proxy materials to beneficial owners.

                                  OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting, other than the proposals specifically set forth in the Notice of Annual Meeting of Shareholders and referred to herein. If any other matters are properly presented for action at the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote or refrain from voting in accordance with their best judgement on such matters after consultation with the Board of Directors.


                                          By Order of the Board of Directors
                                               /s/Charles C. Dragone


                                                 CHARLES C. DRAGONE
                                                Chairman of the Board
March 15, 1999
Parsippany, New Jersey



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


                              TUTOGEN MEDICAL, INC.

                  Annual Meeting of Shareholders, April 8, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of Common Shares of Tutogen Medical, Inc., a corporation organized under the laws of the state of Florida, does hereby appoint Charles C. Dragone and Karl H. Meister, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the Common Shares of Tutogen Medical, Inc. that the undersigned held of record at 5:00 p.m., Eastern Standard Time, on February 8, 1999, at the Annual Meeting of Shareholders of Tutogen Medical, Inc. to be held at the University Club, One West 54th Street, New York, New York 10019, on April 8, 1999, at 9:00 a.m., local time, or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

     1.   ELECTION OF DIRECTORS

     Nominees: G. Russell Cleveland; Charles C. Dragone; J. Harold Helderman; Manfred Kruger; Karl H. Meister; Thomas W. Pauken; Elroy G. Roelke

         FOR ALL NOMINEES LISTED ABOVE         WITHHOLD AUTHORITY TO VOTE FOR
                                               ALL NOMINEES LISTED ABOVE

     (Instructions: To withhold authority to vote for any individual nominee, write that Nominee's name on the space provided below.)


     2. Ratify the appointment of Deloitte and Touche L.L.P. as the Company's auditors for the 1999 fiscal year.

                 FOR                        AGAINST                   ABSTAIN

     3. In their discretion, on such other business as may properly come before the meeting.

                     (Please Sign and Date on Reverse Side)


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

                           (Continued from other side)

                        PLEASE SIGN AND RETURN PROMPTLY.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR THE RATIFICATION OF THE AUDITORS.

(Please sign, date, and return this proxy card exactly as your name or names appear below, whether or not you plan to attend the meeting.)


                                        I plan to attend the Annual  Meeting.
                                        I do  not  plan  to  attend  the  Annual
                                        Meeting.

                                        Date: ___________________________, 1999

                                        Signature(s): __________________________


                                            Title or Authority (if applicable)

                                        Please sign your name here exactly as it
                                        appears hereon. Joint owners should each
                                        sign.   When  signing  as  an  attorney,
                                        executor,    administrator,     trustee,
                                        guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his title. This Proxy shall be deemed valid for all shares held in all capacities that they are held by the signatory.




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